                                                                   Exhibit 23.1




                        Consent of Independent Auditors

Suncoast Bancorp, Inc.
Sarasota, Florida

         We hereby consent to the inclusion of our report dated February 23, 2001, relating to the consolidated financial statements of Suncoast Bancorp, Inc. and subsidiary as of and for the years ended December 31, 2000 and 1999, in the Company's annual report on Form 10-KSB.


/s/ Hacker, Johnson & Smith, P.A.
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Hacker, Johnson & Smith, P.A.


Tampa, Florida
March 7, 2001